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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported)  November 23, 1999
                                                       -----------------

                      Boston Restaurant Associates, Inc.
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            (Exact Name of Registrant as Specified in its Charter)



          Delaware                333-43999               61-1162263
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(State or other jurisdiction    (Commission             (IRS Employer
 of incorporation)              File Number)            Identification Number)


       999 Broadway, Suite 400, Saugus, MA                      01906
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     (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (781) 231-7575
                                                   --------------

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         (Former name or former address, if changed since last report)
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Item 5.          Other Events.
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Boston Restaurant Associates, Inc. announced today that it had been notified by the Nasdaq Listing Qualifications Panel that its common stock has been delisted from trading on the Nasdaq SmallCap Market effective with the close of business yesterday, November 23, 1999. Following a review of the Company's request for continued listing, the Nasdaq Listing Qualifications Panel had concluded that the Company does not currently satisfy the requirements for continued listing on the Nasdaq SmallCap Market, in part because of a failure to comply with the $1.00 per share minimum bid price requirement.

The Company noted that its common stock continues to be listed on the Boston Stock Exchange and will be eligible for quotation on the OTC Bulletin Board by market makers who register to quote the Company's securities. Information about the Boston Stock Exchange is available on the internet at http://www.bostonstock.com. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes and last-sale price and volume information in over-the-counter (OTC) equity securities. Information about the OTC Bulletin Board is available on the internet at http://www.otcbb.com.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     BOSTON RESTAURANT ASSOCIATES, INC.


Date: November 23, 1999              By:  /s/ George R. Chapdelaine
                                        -----------------------------------
                                        George R. Chapdelaine, President